UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 18, 2010

ROMA FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

United States	0-52000	51-0533946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Route 33, Robbinsville, New Jersey	08691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                           (609) 223-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Effective August 18, 2010, Mr. Jeffrey Taylor was appointed a director of Roma Financial Corporation (the “Registrant”).  Mr. Taylor had previously served as a director of Sterling Banks, Inc. (“Sterling”) which was acquired by the Registrant effective July 16, 2010.  Pursuant to the terms of the Agreement and Plan of Merger dated March 17, 2010 by and among the Registrant, Sterling and their respective wholly owned banking subsidiaries, the Registrant agreed to appoint one individual who was serving on the board of directors of Sterling to its board of directors.  Mr. Taylor has not yet been appointed to any committees.  There are no transactions between Mr. Taylor and the Registrant required to be disclosed pursuant to the requirements of Item 404(a) of Regulation S-K other than loans.  All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Effective August 18, 2010, the Board of Directors of the Registrant approved an amendment to Article III, Section 1 of the Registrant’s Bylaws establishing the position of Vice Chairman of the Board of Directors.  A copy of the Amended and Restated Bylaws is filed as Exhibit 3.1 hereto.

SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

3.1           Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMA FINANCIAL CORPORATION
Date: August 18, 2010	By:	/s/ Emma A. Cartier
Emma A. Cartier Vice President and Corporate Secretary